                                                                 EXHIBIT 10.23.1


   AMENDMENT #1 TO THE THIRD RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT

September 20, 2004

JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11778

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT  05733

INTERFACE ELECTRONICS, INC. ("Interface")
124 Grove Street
Franklin, MA  02028

Gentlemen:

            Reference is made to the Third Restated and Amended Loan and Security Agreement in effect between GMAC Commercial Finance LLC, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC"), as Agent and Lender, and PNC Bank National Association ("PNC") as Lender and Co-Agent, and Jaco, Nexus and Interface, dated December 22, 2003, as supplemented and amended from time to time, (the "Agreement"). Both GMAC and PNC may hereinafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC may also be herein referred to as "Agent" when acting in such capacity, as the case may be and PNC may also herein be referred as "Co-Agent", as the case may be. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Debtors", and each individually as a "Debtor".

            WHEREAS you have informed us that you intend to sell substantially all of the assets of Nexus to Sagamore Advisors LLC (the "Buyer") for a purchase price in the amount of $9,250,000 in cash (the "Cash Portion of the Purchase Price"), a subordinated promissory note in the amount of $2,750,000 (the "Note") and an additional $1,000,000 in cash based on performance of the purchaser after the completion of the sale (the "Cash Performance Amount"); and

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            WHEREAS you have requested the Agent and the Lenders consent to the proposed sale (as required by the terms of the Agreement), subject to the terms and conditions, outlined in a certain letter of intent (the "Letter of Intent"), between Jaco and the Buyer, dated July 6, 2004 (the "Sale"); and

            WHEREAS the Agent and the Lenders are willing to give the requested consent subject to the terms and conditions stated herein below;

            NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

            Effective as of the closing date of the Sale, the Agreement is hereby amended as follows:

               1. The definition of "Contract Rate" as stated in Sub-Section 1.2 of the Agreement is hereby deleted in its entirety and replaced by the following definition:

                           " "Contract Rate" shall mean, as applicable, with respect to Revolving Advances, an interest rate per annum equal to (i) the Base Rate plus three-quarters of one (.75%) percent or (ii) the Eurodollar Rate plus three (3%) percent, as applicable (provided however, that it shall mean the Eurodollar Rate plus three and one-quarter (3.25%) percent, until September 30, 2005. However, the Contract Rate, for Eurodollar Rate Loans, shall continue to mean the Eurodollar Rate plus three and one-quarter (3.25%) percent, after September 30, 2005, if the Fixed Charge Coverage Ratio on September 30, 2005, calculated on a four (4) quarter rolling basis, for the previous four (4) quarters, shall be less than
                           1.1 to 1.0, until such time as the Fixed Charge Coverage Ratio shall be equal to or greater than 1.1 to 1.0 at the end of any fiscal quarter ending after September 30, 2005, calculated on a four (4) quarter rolling basis, for the previous four (4) quarters.)"

               2. Section 6.9(a), of the Agreement, is hereby deleted in its entirety and replaced by the following:

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                        "6.9. Financial Covenants.

                              (a) EBITDA. Maintain EBITDA for the Loan Parties on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective fiscal periods set forth below ending on the last day of such fiscal quarter in an amount not less than the amount set forth below:

Fiscal Period                                 Minimum EBITDA
-------------                                 --------------
Fiscal Quarter Ending 12/31/03                $   400,000
Fiscal Quarter Ending  3/31/04                $ 1,000,000
Fiscal Quarter Ending  6/30/04                $ 1,300,000
Fiscal Quarter Ending  9/30/04                $   235,000
Fiscal Quarter Ending 12/31/04                $   400,000

                              (b) Fixed Charge Coverage Ratio. Maintain as of the end of each quarter, on a four quarter rolling basis for the previous four quarters, a Fixed Charge Coverage Ratio for the Loan Parties on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective periods set forth below of not less than the ratios set forth below:

Fiscal Period Ending                             Fixed Charge Coverage Ratio
--------------------                             ---------------------------
   3/31/05                                          1.0 to 1.0
   6/30/05                                          1.0 to 1.0
   9/30/05 and any fiscal period thereafter         1.1 to 1.0"

            3. Sub-Section 6.10, of the Agreement, shall be deleted in its entirety and replaced by the following:

                        "6.10. Minimum Net Worth.

                              Maintain at all times a minimum Net Worth of at least $44,500,000 to be increased for each fiscal year by sixty-five (65%) percent of fiscal year end net income (excluding net income from the Sale of Nexus) and increased by eighty (80%) percent of the profit from the sale of the assets of Nexus (during the fiscal year of such sale) and reduced by eighty (80%) percent of the amount of any write-off amount (if any) of the note executed by the buyer of such assets for the benefit of Jaco (during the fiscal year of any such write-off)."

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            4.    The following Sub-Section 6.12 shall be added to Section VI of the Agreement.

                        "6.12. Permanent Undrawn Availability .

                              Maintain at all times (for all Loan Parties) an aggregate Undrawn Availability of $1, 500,000, provided however, that such Undrawn Availability may be reduced to $500, 000 at all times on the later to occur of (i) 3-31-05 or (ii) the last day of the second consecutive fiscal quarter during which the Fixed Charge Coverage Ratio equals 1.1 to 1.0, calculated on a rolling four quarter basis, excluding any profits derived from the Sale."

            5. Sub-Section 7.6, of the Agreement, is hereby deleted in its entirety and replaced by the following:

                        "7.6. Capital Expenditures.

                              Contract for, purchase or make any net Capital Expenditures, as of each fiscal year, in an amount not exceeding the amount stated opposite such fiscal year in the table below.

Fiscal Year Ending                             Amount
------------------                             ------
  6/30/04                                     $750,000
  6/30/05 and each fiscal year thereafter     $500,000"

            6. Notwithstanding anything contrary in the Agreement, as of the closing date of the Sale, the Effective Additional Availability Amount shall be reduced to zero (0).

            7. The Agent and the Lenders hereby consent to the Sale of all of the assets of Nexus, subject to the terms and conditions of the Letter of Intent, and the sales agreement executed pursuant thereto dated September __, 2004, provided Lender receives the Cash Portion of the Purchase Price. The Agent, on behalf of the Lenders, shall release, as of the date of the closing of the Sale, upon receipt of the Cash Portion of the Purchase Price at the account specified below, any and all liens it may have on the assets of Nexus in which the Agent and/or the Lenders presently have a lien on or a security interest in and agree, at Borrowers' expense, to execute all necessary releases and financing statements, as may reasonably be requested by Borrowers. Borrowers hereby agree to also arrange to have the proceeds of the Note and the Cash Performance Amount to be wired transferred to the account specified below. The Cash Portion of the Purchase Price, the proceeds of the Note and the Cash Performance

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                  Amount (if any) shall be applied, by the Agent, to reduce the amount of the Obligations in accordance, with the terms of the Agreement. The Cash Portion of the Purchase Price, the proceeds of the Note and the Cash Performance Amount (if any) shall be wire transferred to the Agent's account as follows:

                        "BANK ONE NA
                         ABA # 072000326
                         Account # 361324984
                         Attention Operations Department
                         For the account of GMAC Commercial Finance LLC Reference Jaco Electronics, Inc."

            8. As additional Collateral and inconsideration of the Sale, Jaco shall pledge and assign, to the Agent, for the pro rata benefit of the Lenders, the Note.

            9. In consideration of the foregoing consent, Loan Parties hereby agree to pay, the Agent, a fee of $25,000 for the pro rata benefit of the Lenders on September 20, 2004. The Loan Parties hereby authorize the Lender to automatically charge to Borrowers' account with the amount of such fee, as of such date.

            10. By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement (as hereby amended) and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the date hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Agreement, but in no event, later than the Termination Date.

            11. By their signatures below, Jaco, Nexus and Interface hereby ratify and affirm to the Agent that as of the date hereof, they are in full compliance with all covenants under the Agreement (except as waived above) and certify that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof.

      Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

      If the foregoing accurately reflects our understanding, kindly sign the enclosed

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copy of this letter and return it to our office as soon as practicable.

                                                 Very truly yours,
                                                 GMAC COMMERCIAL FINANCE LLC
                                                 (as Agent and Lender)

                                                 By: /s/ Daniel Murray
                                                     ---------------------------
                                                     Title: 1st. Vice President

AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.                           PNC BANK NATIONAL ASSOCIATION
                                                 (as Lender)

By:  /s/ Jeffrey D. Gash                         By:  /s/ Wing Louie
    ---------------------------------                ---------------------------
    Title: Vice President - Secretary                Title: Vice President

NEXUS CUSTOM ELECTRONICS, INC.                   INTERFACE ELECTRONICS CORP.

By:  /s/ Jeffrey D. Gash                         By:  /s/ Jeffrey D. Gash
    ---------------------------------                ---------------------------
    Title: Vice President                            Title: Vice President

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